Exhibit 99.1

FILED OCT 21 2015

OFFICE OF INSURANCE REGULATION

KEVIN M. McCARTY
Commissioner

IN THE MATTER OF:

Federated National Insurance Company	CASE NO.: 172246-15
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FINAL ORDER

THIS MATTER came on before the undersigned Insurance Commissioner of the State of Florida for consideration and final agency action, who having considered the record in this case and being fully advised of the premises, finds and orders as follows:

I.  The OFFICE has jurisdiction over the subject matter of and parties to this proceeding.

2.  FEDERATED is a domestic property and casualty insurer authorized to transact insurance business in Florida.

3.  The OFFICE conducted an investigation into FEDERATED's activities pursuant to Section 624.307, Florida Statutes. As a result of the investigation, the OFFICE determined that FEDERATED was using an underwriting process that included the use of an unfiled model in its underwriting and premium determination.

4.  A Cease and Desist Order was issued on May 19, 2015, requiring FEDERATED to cease and desist from using the unfiled model.

5.  FEDERATED reported to the OFFICE that it had discontinued use of the unfiled model as of June 5, 2015.

6.  On October 14, 2015, FEDERATED submitted filing FCP 15-20831.

7.  The OFFICE approved the filing on October 20, 2015.

8.  Based on the findings herein, the OFFICE hereby rescinds the Cease and Desist Order issued May 19, 2015.

DONE AND ORDERED this 21st day of October, 2015.

/s/ Kevin M. McCarty
Commissioner Office of Insurance Regulation

NOTICE OF RIGHTS

Any party to these proceedings adversely affected by this Order is entitled to seek review of this Order pursuant to Section 120.68, Florida Statutes, and Rule 9.110, Fla. R. App. P. Review proceedings must be instituted by filing a petition or notice of appeal with the General Counsel, for the OFFICE of Insurance Regulation, acting as the Agency Clerk, at 612 Larson Building, Tallahassee, Florida, 32399 and filing a copy of the same with the appropriate District Court of Appeal within thirty (30) days of rendition of this Order.

CERTIFICATE OF SERVICE

I HEREBY CERTIFY that on this 21st day of October 2015, a true and correct copy of the foregoing Final Order has been sent to Wes Strickland, Counsel for Federated National Insurance Company, via electronic mail to wstrickland@colodnyfass.com and via Certified Mail to:

Federated National Insurance Company
14050 Northwest 14th Street
Sunrise, FL 33323

/s/ Monica T. Ross
Monica T. Ross
Fla. Bar No.: 0056988
Assistant General Counsel
Office of Insurance Regulation
200 East Gaines Street
Tallahassee, Florida 32399-4206
Telephone: 850-413-4159
Facsimile: 850-922-2543
monica.ross@floir.com